                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of April 7, 2000, is made by and between DELTAGEN, INC., a Delaware corporation (hereinafter the "Company"), and WILLIAM MATTHEWS, PH.D. (hereinafter "Executive").

                                    RECITALS

         WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive will continue to be employed by the Company; and

         WHEREAS, the Company wishes to be assured that Executive will be available to the Company for an additional three (3) years after April 7, 2000.

         NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:

                                   ARTICLE I.

                                TERM OF AGREEMENT

         A. COMMENCEMENT DATE. The terms of this Agreement shall govern Executive's employment with the Company from April 7, 2000 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

         B. RENEWAL. The term of this Agreement shall be automatically renewed for successive, additional one (1) year term unless either party delivers written notice to the other at least ninety (90) days prior to the expiration date of this Agreement of an intention to terminate this Agreement or to renew it for a term of less than (1) year.

                                  ARTICLE II.

                                EMPLOYMENT DUTIES

         A. TITLE/RESPONSIBILITIES. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in the position of Chief Executive Officer and President. Executive shall have the powers and duties commensurate with such position, including but not limited to, hiring personnel necessary (in the judgment of the Board of Directors) to carry out the responsibilities for such position.

         B. FULL TIME ATTENTION. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request, provided that Executive may also serve on the Boards of Directors of a limited number of other companies with the prior written consent of the Board.

         C. OTHER ACTIVITIES. Except upon the prior written consent of the Board of Directors, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (an "Affiliated Company"), provided that Executive may own less than two percent of the outstanding securities of any such publicly traded competing corporation.

         D. DIRECTORSHIPS. Executive will be nominated for reelection to the Company's Board of Directors if the By-Laws so require it. At the pleasure of the Company's stockholders, Executive agrees to serve as a Director on the Company's Board of Directors at no additional compensation.

                                  ARTICLE III.

                                  COMPENSATION

         A. BASE SALARY. Executive shall receive a Base Salary at an annual rate of two hundred thirty-five thousand dollars ($235,000), payable in accordance with the Company's customary payroll practices. The Company's Board of Directors shall provide Executive with annual performance reviews, and, thereafter, Executive shall be entitled to such Base Salary as the Board of Directors may from time to time establish in its sole discretion.

         B. ANNUAL BONUS. Executive shall be eligible for an annual bonus as determined by the Board of Directors in its sole discretion.

         C. ACCELERATED VESTING OF OPTIONS. If the Company enters into a transaction which is a Change in Control Transaction, then all of the Executive's stock options granted prior to the date of completion of the Change in Control Transaction shall become fully vested and exercisable.

         D. WITHHOLDINGS. All compensation and benefits to Executive hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                                  ARTICLE IV.

                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

         A. VACATION. Executive shall be entitled to three (3) weeks of annual paid vacation during the term of this Agreement.

         B. BENEFITS. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior management employees, other than life insurance (which shall be paid directly by Executive). As Executive becomes eligible in accordance with criteria to be adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefits from accident, disability, medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company, provided that Executive shall during the term of this Agreement be entitled to receive at a minimum standard medical and dental benefits similar to those typically afforded to Chief Executive Officer in similar sized biotechnology companies, excluding life insurance. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

         C. BUSINESS EXPENSE REIMBURSEMENT. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided Executive properly accounts therefor.

                                   ARTICLE V.

                                CONFIDENTIALITY

         A. PROPRIETARY INFORMATION. Executive represents and warrants that he has executed and delivered to the Company the Company's standard Proprietary Information and Inventions Agreement in form acceptable to the Company's counsel.

         B. RETURN OF PROPERTY. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Proprietary Information and Inventions Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.

                                  ARTICLE VI.

                                  TERMINATION

         A. BY DEATH. The period of employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

         B. BY DISABILITY. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 180 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment on the 180th day of such incapacity. In such event, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive the Base Salary until such time as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company.

         C. BY COMPANY FOR CAUSE. The Company may terminate Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board; (c) Executive willfully and habitually neglects the duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have five (5) business days to cure such event.

         D. AT WILL. At any time, the Company may terminate Executive's employment without liability other than as set forth below, for any reason not specified in Section 6.C above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this Section 6.D, the Company shall pay to Executive all Accrued Compensation and shall continue to pay to Executive as provided herein Executive's Salary for nine (9) months from the date of such termination as severance compensation. Upon payment of the severance benefits described herein, all obligations of the Company (or its successor) shall terminate.

         During the period when such severance compensation is being paid to Executive, Executive shall not (i) engage, directly or indirectly, in any other business activity that is competitive with, or that places him in a competing position to that of the Company or any Affiliated Company (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) hire, solicit, or attempt to hire on behalf of himself or any other party any employee or exclusive consultant of the Company. If the Company terminates this Agreement or the employment of Executive with the Company other than pursuant to
Section 6.A, 6.B or 6.C, then this Section 6.D shall apply.

         E. CONSTRUCTIVE TERMINATION. In the event that the Company shall materially reduce the powers and duties of employment of Executive resulting in a material decrease in Base Salary or in the responsibilities of Executive which are inconsistent with Executive acting as Chief Executive Officer and President of the Company, such action shall be deemed to be a termination of employment of Executive without cause pursuant to Section 6.D.

         F. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:

         1. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

         2. A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company 24 months prior to such change; or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

         3. Any "person" (as such term is used in Section 13(d) and Section 14 of the Exchange Act) by the acquisition of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock") except that any change in the relative beneficial ownership of the Company's securities resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. Thus, for example, any person who owns less than 50% of the Company's outstanding shares, shall cause a Change in Control to occur as of any subsequent date if such person then acquires an additional interest in the Company which, when added to the person's previous holdings, causes the person to hold more than 50% of the Company's outstanding shares.

         The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.


                                  ARTICLE VII.

                               GENERAL PROVISIONS

         A. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

         B. ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT.

         1. Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

         2. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         3. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

         C. NO WAIVER OF BREACH. The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

         D. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         To the Company:      Deltagen, Inc.
                              1003 Hamilton Avenue
                              Menlo Park, CA 94025

         To Executive:        William Matthews, Ph.D.
                              c/o Deltagen, Inc.
                              1003 Hamilton Avenue
                              Menlo Park, CA 94025

         E. MODIFICATION; WAIVER; ENTIRE AGREEMENT. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         F. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         G. CONTROLLING DOCUMENT. In case of conflict between any of the terms and conditions of this Agreement and any prior employment or option agreement between the Company and Executive, the terms and conditions of this Agreement shall control.

         H. EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         I. REMEDIES.

         1. INJUNCTIVE RELIEF. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

         2. EXCLUSIVE. Both parties agree that the remedy specified in
Section 7.I.1 above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

         J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

         Executed by the parties as of the day and year first above written.

                                     DELTAGEN, INC.



                                     By:
                                         --------------------------------

                                     Its:
                                         --------------------------------

                                     EXECUTIVE:



                                     /s/ William Matthews
                                     ------------------------------------
                                            William Matthews, Ph.D.